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                                                                  EXHIBIT 10.11

                              DME TOLLING AGREEMENT

THIS AGREEMENT, made and entered into as of this 1st day of October 1998 by and between DUPONT (U.K.) LIMITED, whose registered office is at Wedgwood Way, Stevenage, Hertfordshire, SG2 4QN, England (hereinafter referred to as DUPONT) and CONOCO LIMITED whose registered office is at Park House, 116 Park Street, London W1Y 4NN, England (hereinafter referred to as CONTRACTOR).

WHEREAS DUPONT owns certain facilities for the production of DME currently located at CONTRACTOR's Humber Refinery;

WHEREAS CONTRACTOR is willing to operate such facilities on behalf of DUPONT;
and

WHEREAS, DUPONT desires to avail itself of the services of CONTRACTOR for the time, in the manner, and upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and of the mutual undertakings hereunder, the Parties agree as follows:

1.       REPLACEMENT OF PRIOR AGREEMENTS

         This agreement shall take the place of and entirely supersede any oral or written contracts, agreements or arrangements that deal with the same subject matter as referenced herein except for any rights, obligations and liabilities which by the terms of that agreement or the law survive its expiration, termination or cancellation.

2.       DEFINITIONS

         When used in the Agreement:
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         DUPONT EQUIPMENT means the equipment listed in Schedule 1 owned by
         DUPONT and to be used in the manufacture of the PRODUCT.

         MATERIAL means any matter furnished by or on behalf of and at the expense of DUPONT to CONTRACTOR for processing, handling or for use in the production of PRODUCT.

         PRODUCT means finished DME meeting SPECIFICATIONS that has been produced by CONTRACTOR from MATERIAL.

         REFINERY means the Humber Refinery owned by CONTRACTOR at which the DUPONT EQUIPMENT is currently located.

         REPLACEMENT COST means the price of MATERIAL plus any costs or fees paid by DUPONT pursuant to this Agreement for services by CONTRACTOR for any processing of MATERIAL or PRODUCT. The "price" as used in this definition of REPLACEMENT COST will be the price of the MATERIAL in effect at the time the PRODUCT was manufactured.

         SERVICES has the meaning ascribed in Section 3.01.

         SPECIFICATIONS has the meaning ascribed in Section 3.01.

3.       SCOPE OF WORK

3.01 CONTRACTOR shall, except to the extent otherwise expressly stated herein, furnish all labour, supervision, materials, tools, equipment, facilities and services to properly and efficiently do all things necessary to convert MATERIAL to finished PRODUCT in accordance with
         Schedule 2 (SPECIFICATIONS), attached hereto and hereinafter referred to as SPECIFICATIONS. Such SPECIFICATIONS may be

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         modified from time to time by mutual written agreement. The services herein described are hereinafter referred to as SERVICES.

3.02     Provided the MATERIAL complies with the SPECIFICATIONS set out in
         Schedule 2 CONTRACTOR will use reasonable endeavours to ensure that the PRODUCT produced by the DUPONT EQUIPMENT complies with the SPECIFICATIONS.

4.       TITLE

         Unless otherwise specified in this Agreement, title to MATERIAL and PRODUCT shall remain with DUPONT.

5.       PERIOD OF AGREEMENT

5.01 This Agreement will become effective as of 1 October 1998 and shall continue in full force and effect for a period of four (4) years and shall thereafter continue on a year-to-year basis unless and until terminated by either party giving two (2) years prior written notice of termination. For the avoidance of doubt, the earliest date upon which such termination notice can be effective is 30 September 2002.

5.02 If either Party wishes to terminate this Agreement earlier than as provided in Section 5.01, it may give notice to the other Party and the Parties will meet and use reasonable endeavours to agree on mutually satisfactory arrangements for such early termination.

5.03 Upon the termination or expiration of this Agreement, or any extension hereof CONTRACTOR shall promptly tender to DUPONT all MATERIAL and PRODUCT. DUPONT shall have ninety (90) days from the termination or expiration of this Agreement to physically remove the DUPONT EQUIPMENT from the REFINERY and at DUPONT's expense restore the site where the DUPONT EQUIPMENT

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         was located to the condition such site was in before the DUPONT
         EQUIPMENT was located there.

6.       COMPENSATION

6.01     Consideration

         As consideration for the SERVICES, DUPONT shall pay to CONTRACTOR the amounts specified in Schedule 3. If the amount to be paid for any SERVICES is described in Schedule 3 as "cost", the use of the term "cost" does not mean CONTRACTOR's cost to provide that Service, but the cost to DUPONT to receive such Service from CONTRACTOR.

6.02     Taxes

         (a)      Income, Profits, and Capital Gains Taxes

                  CONTRACTOR shall pay all income and profits taxes and taxes on capital gains, and related fines, penalties and interest thereon assessed or levied against CONTRACTOR by any government authority or any political subdivision thereof or by the government of any other country against CONTRACTOR or CONTRACTOR's subcontractors in respect of the SERVICES.

         (b)      Other Taxes

                  All other taxes (other than those specified in Section 6.02 above), assessed on the provision of SERVICES shall be paid by DUPONT.


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6.03     Invoicing and Payment

         (a) DUPONT shall initiate payment of all undisputed amounts contained in CONTRACTOR's monthly invoices within 30 days after receipt thereof less any amount DUPONT is required by law to withhold or deduct. Such payment shall not prejudice DUPONT's right to subsequently dispute any part of an invoice. In the event DUPONT disputes an item billed, DUPONT shall, within 60 days of receipt of CONTRACTOR's invoice, notify CONTRACTOR of the item in dispute, specifying DUPONT's complaint. DUPONT may withhold payment of items in dispute without interest until the dispute is resolved. The undisputed amount, however, shall be paid without delay.

                  Where applicable, DUPONT and CONTRACTOR shall agree in advance the gross lump sum amount to be charged or the "cost" for the SERVICES to be provided, as specified in Schedule 3, inclusive of charges, overheads, handling fees and mark ups. These sums will then be calculated and proportioned on a monthly basis and submitted by CONTRACTOR to DUPONT as described above. In those areas where work cannot be agreed on a lump sum basis, the variable basis (described in terms of readily identifiable metrics) of billing and the required supporting documentation shall be agreed as part of the service description. Such documentation will be retained by CONTRACTOR for a reasonable period subject to verification by DUPONT upon audit.

         (b) If any payment is not paid when due, CONTRACTOR shall have the right, without any liability to DUPONT, or anyone claiming by or through DUPONT, to immediately cease providing the SERVICES until the payment in full of all such payments, which right may be exercised by CONTRACTOR in its sole and


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                  absolute discretion and shall not affect CONTRACTOR's right or ability to terminate this Agreement as set forth in Article
                  18.

6.04     Audits - Third Party Audit

         From time to time as agreed by the Parties, each Party shall have the right to have an independent certified public accounting firm ("CPA firm"), mutually acceptable to the Parties, audit the other party's books of accounts and other records pertaining to a dispute arising from the cost of SERVICES (including invoiced and reimbursed costs) provided pursuant to this Agreement for a period of twenty-four (24) months following the end of the calendar year in which such disputed SERVICES were rendered. Prior to commencing its audit, the CPA firm shall execute a confidentiality agreement reasonably acceptable to the audited Party. Upon completing its audit, the CPA firm shall report only whether or not the charges from the CONTRACTOR to DUPONT hereunder were correct or, if not, the amount of any overcharge or undercharge. The Parties agree to accept the determination of the CPA firm as binding and final, and if the audit determines that either Party owes money to the other party, the owing Party shall promptly pay such sum to the other party. The cost of such audit shall be borne by the requesting party and shall be limited to a duration not to exceed two
         (2) months.

7.       SHIPMENTS, PLANNING - COMMUNICATION

7.01 Freight charges for all MATERIAL or other items supplied directly by DUPONT under this Agreement to the REFINERY storage tank and for all PRODUCT produced hereunder by CONTRACTOR and shipped per DUPONT's instructions, shall be for DUPONT's account.

7.02 All planning, communication and administrative requirements between the Parties shall be subject to the terms of the DME Handling and


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         Distribution Manual dated January 1995 or as updated by agreement between the Parties.

8.       SAFETY

8.01 If in CONTRACTOR's opinion the safety of any persons or any property is or would be compromised by the operation of the DUPONT EQUIPMENT then CONTRACTOR may at any time and from time to time shut down the DUPONT EQUIPMENT. Except in emergency cases CONTRACTOR shall use reasonable endeavours to give DUPONT prior notice of any such shut down.

8.02 All personnel, vehicles, trailers and equipment of DUPONT or any of its agents or contractors must comply with all applicable safety rules and regulations at all times.

9.       ENVIRONMENT

9.01 CONTRACTOR will use reasonable endeavours in the operation of the DUPONT EQUIPMENT to comply with the Petrochemical Process Authorisation granted by the Environmental Agency.

9.02 CONTRACTOR will be entitled to take all steps it deems necessary to prevent environmental harm or as required by any regulatory agencies.

9.03 CONTRACTOR will on behalf of DUPONT consult with and agree conditions as appropriate with any relevant regulatory agencies. CONTRACTOR will advise DUPONT of any agreement that has a significant operational impact. DUPONT will inform CONTRACTOR of any changes to environmental requirements relevant to operation of the DUPONT EQUIPMENT.

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10.      RECORDS AND INSPECTION

         CONTRACTOR agrees to maintain, in accordance with "Generally Accepted Accounting Principals and Practices", such records as may be necessary to adequately reflect the accuracy of CONTRACTOR's charges and invoices for reimbursement under this Agreement and maintain such other additional records as DUPONT may from time to time reasonably require in connection with this Agreement. DUPONT shall have the right from time to time to inspect and verify the records kept by CONTRACTOR in connection with this Agreement.

         DUPONT's duly authorised representatives shall have the right to visit, observe and inspect CONTRACTOR's production and related facilities utilised to accomplish the objectives of this Agreement at any time during CONTRACTOR's normal business hours on reasonable notice to CONTRACTOR. DUPONT's duly authorised representatives shall also have the right to select and inspect samples of MATERIAL, MATERIALS which are in the manufacturing process and PRODUCT in CONTRACTOR's facility received, obtained or produced under this Agreement.

11.      NONDISCLOSURE

         CONTRACTOR agrees not to disclose to others without the prior written consent of DUPONT:

         (a) the terms and conditions under which DUPONT has purchased or plans to purchase SERVICES or

         (b) the structure or composition of PRODUCT, information or methods which are provided by DUPONT, including without limitation, information about DUPONT's proprietary process for producing PRODUCT, except when such disclosure is necessary to provide SERVICES required under this Agreement

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                  or as required by law. The obligations of non-disclosure in
                  Clause 11(b) shall be in effect during the term of this Agreement and any extensions thereof and for ten (10) years after the termination or expiry of this Agreement.

12.      HAZARDS

         CONTRACTOR acknowledges that hazards may be involved in providing the SERVICES. Accordingly, CONTRACTOR agrees to provide its SERVICES in a careful and workmanlike manner and to take all necessary precautions in the processing, handling, transportation and disposal of MATERIAL and PRODUCT involved in this Agreement, to avoid an unhealthy or unsafe work environment, injuries to persons, damage to property or pollution. DUPONT may provide CONTRACTOR with certain information regarding the MATERIAL, including procedures for processing, handling, transporting and disposal, as well as toxicological data. Any information supplied by DUPONT shall be the latest information known to DUPONT and relevant to the work to be provided hereunder. Such information is provided without warranty or representation as to its completeness or suitability in providing the SERVICES. The methods employed and the precautions taken to handle DUPONT EQUIPMENT, MATERIAL and PRODUCT shall be determined by and rest solely with CONTRACTOR. CONTRACTOR agrees to provide its employees with a safe and healthy workplace using, but not limited to, such information as is or may be provided by DUPONT.

13.      REPRESENTATIVES

         DUPONT and CONTRACTOR shall each nominate a representative to act as the primary contact person for the provision of the SERVICES (collectively, the "Primary Co-ordinators"). The initial Primary Co-ordinators shall be Peter F. Bloomfield for CONTRACTOR and Jan Schnebelie for DUPONT.

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14.      MONITORING COMMITTEE

14.01    Establishment

         Both Primary Co-ordinators of the Parties shall constitute the Monitoring Committee.

14.02    Purpose

         The purpose of the Monitoring Committee is to review the implementation of this Agreement and to use all reasonable efforts to resolve issues in an effort to ensure the smooth and efficient operation of this Agreement.

14.03    Frequency of Meetings

         The Monitoring Committee shall meet quarterly or as necessary throughout the duration of this Agreement (other than where the Parties agree that such a periodic meeting is not necessary) and as otherwise reasonably requested by either Party.

14.04    Meeting Procedure

         The Monitoring Committee shall keep minutes of its meetings and develop a reasonable procedure if needed.

15.      DISPUTE RESOLUTION

15.01 The Parties understand and appreciate that their long term mutual interests will be best served by effecting a rapid and fair resolution of any claims or disputes which may arise out of this Agreement or from any dispute concerning this Agreement's terms. Therefore, each Party agrees to use its best efforts to resolve all such dispute as rapidly as

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         possible on a fair and equitable basis. Toward this end each Party agrees to develop and follow a process for presenting, rapidly assessing, and settling claims and other disputes on a fair and equitable basis.

15.02 If any dispute or claim arising under this Agreement cannot be readily resolved by the Parties pursuant to Section 15.01, the parties agree to refer the matter to the Monitoring Committee which shall meet and attempt to resolve the dispute within fifteen (15) days from the day the dispute was brought before its attention.

15.03 If any dispute or claim arising under the Agreement cannot be resolved by the Monitoring committee pursuant to Section 15.02, the Parties agree to refer the matter to a panel consisting of one (1) senior executive from each Party for review and resolution. The senior executive shall not have been directly or indirectly involved in the claim or dispute. A copy of the Agreement terms, relevant facts, areas of disagreement and a concise summary of basis of each side's contention will be provided to both executives who shall review the same, and attempt to teach a mutual resolution of the issue. The senior executives shall meet and resolve the dispute within thirty (30) days of their appointment.

16.      LIMITATION OF LIABILITY, WARRANTY AND INDEMNITY

16.01 Unless CONTRACTOR is negligent in the provision of the SERVICES, CONTRACTOR shall have no liability whatsoever, whether in contract or in tort, to DUPONT for failure of the PRODUCT to meet the SPECIFICATION and if CONTRACTOR is so negligent then CONTRACTOR's liability shall be limited to the REPLACEMENT COST of the PRODUCT which does not meet the specification. CONTRACTOR shall in no circumstances be negligent for the purposes of this Clause if; (i) MATERIAL does not meet specifications;

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         or (ii) unless CONTRACTOR has not complied with DUPONT's instructions for the manufacture of the PRODUCT.

16.02 Notwithstanding anything to the contrary contained herein or at law or in equity, neither Party shall be liable to the other for punitive, special, indirect, incidental or consequential damages (including, without limitation, damages for loss of business profits, business interruption or any other loss) arising from or relating to any claim made under this Agreement or regarding the provision of or the failure to provide the SERVICES.

16.03 Each Party will indemnify and hold each other harmless from all claims, liabilities, damages, losses, costs, expenses (including, but not limited to, settlements, judgements, court costs and reasonable legal fees), arising out of any actual or alleged injury, loss or damage of any nature whatsoever to that Party's own employees or property (including, without limitation in the case of DUPONT, the DUPONT EQUIPMENT and in the case of CONTRACTOR the REFINERY).

16.04 Subject to the limitations set forth in the foregoing provisions of this Article 16, DUPONT shall indemnify, defend and hold CONTRACTOR harmless against any and all claims, liabilities, damages, losses, costs, expenses (including, but not limited to, settlements, judgements, court costs and reasonable legal fees), fines and penalties arising out of any injury or death, and any loss or damage of any nature whatsoever (including, without limitation, loss of or damage to property, or damage to the environment) due or relating to provision of the SERVICES except for losses, liabilities, obligations, costs, expense or damages which are the direct and sole result of the gross negligence or wilful misconduct of the personnel of CONTRACTOR and/or any contract personnel who are managed and directed by CONTRACTOR.

16.05 The indemnities contained in this Article 16 shall survive for a period of three (3) years after the termination of this Agreement for any reason,

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         and any claim or indemnity under this Article must be made by written notice to the indemnifying Party within one (1) year after the discovery thereof.

17.      DEFAULT

17.01 In the event that either Party hereto shall default in the performance of any obligation specified herein, the nondefaulting party shall notify the other Party hereof in writing and, if such default is not remedied within fourteen (14) days from date of such notice, or if the other Party is diligently attempting to cure such default but is unable to cure such default within thirty (30) days from the date of such notice, then the nondefaulting Party shall have the right to terminate this Agreement immediately. If, in the nondefaulting Party's sole opinion, such default may result in substantial property damage, injury, accident or death, that Party may, at any time, immediately suspend this Agreement without penalty or damages. Termination under this article or under any other article of the Agreement shall not relive or release either party hereto from any rights, liabilities or obligations which it has accrued prior to the date of such termination.

17.02 If either Party should be adjudged bankrupt or make a general assignment for the benefit of its creditors, or if a receiver should be appointed on account of its insolvency, the other Party may, on seven
         (7) days written notice terminate this Agreement. Termination under this article, or any articles hereof, shall not relieve or release the parties from any rights, liabilities, or obligations which may have arisen prior to the date of such termination.

18.      FORCE MAJEURE

18.01 No liability shall result to either Party from delay in performance or from non performance caused by circumstances beyond the control of the Party who has delayed performance or not performed. The


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         nonperforming Party shall be diligent in attempting to remove any such cause and shall promptly notify the other Party of its extent and probably duration.

18.02 If the nonperforming Party who has delayed performance or not performed on account of circumstances beyond its control is unable to remove the causes within seven (7) days, the other Party shall have the right to terminate, without penalty, this entire Agreement or any portion of it.

19.      INDEPENDENT CONTRACTOR

         It is understood that employees, methods, facilities and equipment of CONTRACTOR shall at all times be under its exclusive direction and control. CONTRACTOR's relationship to DUPONT shall be that of an independent contractor. Nothing in the Agreement shall be construed to constitute CONTRACTOR, or any of its employees, as an agent, associate, joint venturer or partner of DUPONT.

20.      COMPLIANCE WITH LAWS

         CONTRACTOR agrees that in the performance of the SERVICES provided hereunder, including but not limited to, the disposal of any waste MATERIAL or PRODUCT, it will comply with all applicable laws, rules and regulations of governmental authorities in connection therewith.

21.      NOTICES

         CONTRACTOR correspondence, information, documents, notices or invoices to DUPONT shall be sent personally or by first-class mail or fax to:

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         Attention:        Marc Arter
                           c/o DuPont de Nemours International S.A.
                           2, chemin du Pavillon
                           P.O. Box 50, Le Grand-Saconnex
                           Geneva - Switzerland

         Fax:              +41-22-717 61 69

         DUPONT correspondence, information, documents, notices or payments to CONTRACTOR shall be sent personally or by first class mail or fax to:

         Attention:        Peter F. Bloomfield
                           South Killingholme
                           Grimsby, Lincolnshire, U.K.
                           DN40 3DW

         Fax:              +44-1469-555 455

         Either Party may change its address for notice hereunder upon no less than thirty (30) days prior written notice thereof to the other Party.

22.      AUTHORITY

         The Parties hereby represent that they have full power and authority to enter into and perform this Agreement and the Parties do not know of any contract, agreements, provisos or undertakings which would prevent the full execution and performance of this Agreement.

23.      ASSIGNMENT

         Neither Party shall, without the prior written consent of the other Party, assign or transfer this Agreement, in whole or in part.


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24.      RESERVATION OF RIGHTS

         Either Party's waiver of any of its remedies afforded hereunder or by law is without prejudice and shall not operate to waive any other remedies which such Party shall have available to it, nor shall such waiver operate to waive such Party's rights to any remedies due to a future breach, whether of a like or different character.

25.      HEADINGS

         All headings of the Articles of this Agreement are inserted for convenience only and shall not affect any construction or interpretations of this Agreement.

26.      APPLICABLE LAW

         This Agreement will be governed by and construed in accordance with the laws of England and the courts within England will be the only courts of competent jurisdiction. This Agreement will not be governed by the U.N. Convention on Contracts for the International Sale of Goods.

27.      SEVERABILITY

         In the event that any Article of this Agreement shall be found to be void or unenforceable, such findings shall not be construed to render any other Article of this Agreement either void or unenforceable, and all other Articles shall remain in full force and effect unless the Article(s) which is/are invalid or unenforceable shall substantially affect the rights or obligations granted to or undertaken by either Party.

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28.      ENTIRETY

         This Agreement, together with the Schedules specifically referenced and attached hereto, embodies the entire understanding between DUPONT and CONTRACTOR and, except as otherwise specifically stated herein, there are no contracts, understandings, conditions, or representations, oral or written, with reference to the subject matter hereof which are not merged herein. Except as otherwise specifically stated, no modification hereto shall be of any force or effect unless (1) reduced to writing and signed by both parties hereto, and (2) expressly referred to as being modifications of this agreement.

30.      FIXED COST AND YIELD IMPROVEMENTS

         CONTRACTOR will maintain a continuous improvement management system. Any fixed cost or yield improvements over 1.43Kg methanol/Kg DME due to CONTRACTOR's efforts will be shared equally between the Parties. Any yield improvements due to technology change will be for the benefit of DUPONT.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorised representatives.

         CONOCO LIMITED                     DUPONT (U.K.) LIMITED

         BY:                                BY:
            ----------------------             --------------------
         TITLE:                             TITLE:
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